EXHIBIT 16.1

McElravy, Kinchen Associates, P. C.
CERTIFIED PUBLIC ACCOUNTANTS

November 14, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:   American Security Resources Corp.

Dear Sir or Madam:

           We have read Item 4.01 of the Form 8-K of American Security Resources Corp. dated November 14, 2008 and agree with the statements relating only to McElravy, Kinchen Associates, P. C. contained therein.

Very truly yours,

/s/ McElravy, Kinchen Associates, P. C.
McElravy, Kinchen Associates, P. C.